May 23, 1996
Personal and Confidential

Mr. BJ Mehaffey
Senior Vice President-Operations
15002 Hickory Grove Place
Midlothian, VA 23112

     Re:  Employment Agreement Modification

Dear Mr. Smith:

     I am pleased to advise you that the Compensation Committee of Kash N' Karry Food Stores, Inc., (the "Company") has determined to modify your employment agreement, dated as of July 8, 1995, with the Company (the "Employment Agreement") to provide enhanced base salary continuation protection in the event your employment with the Company is terminated Without Cause (as defined in Section 7.2 of the Employment Agreement) within one year after the occurrence of a change in ownership of the Company.

     Accordingly, the Employment Agreement, in accordance with
Section 10.5 of the Employment Agreement, is hereby modified, effective as of May 1, 1996, as follows:

     1. Section 2.1 of the Employment Agreement is hereby amended by adding thereto a new last sentence to read as follows:

               "Notwithstanding the above, if, prior to the Scheduled Termination Date, a Change in Control (as defined in Section 7.4 below); occurs the Term shall expire upon the later to occur of
          (i) the Scheduled Termination Date, and (ii) the first anniversary of the date on which any such Change of Control occurred (the "CIC Anniversary Date")."

     2. Section 7.4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with a new Section 7.4(c) to read as follows:

        "(c) Subject to Section 7.5 and except in the case of a termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all amounts of salary as would have been payable under Section 3.1 hereof through the Scheduled Termination Date (the "Salary Continuation Period"), which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated;
provided, however, that if there occurs within one year after the occurrence of a Change in Control (as defined below) a termination Without

Cause (other than one under Section 7.2(d), the Salary Continuation Period shall not be less than one year from the date of termination;"
     3. Section 7.4 of the Employment Agreement is hereby amended by adding a new paragraph at the end thereof to read as follows:
          For purposes of Section 7.4(c) above, (i)"Change in Control" shall mean and be deemed to have occurred if, after May 1, 1996, any Person (as defined below) becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of (a) securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company in any transaction, including without limitation, any recapitalization, reorganization or bankruptcy proceeding) representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, or
          (b) all or substantially all of the assets of the Company, and (ii) "Person" shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange
          Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its subsidiaries or any of the Original Stockholders (as defined in the Company's 1995 Key Employee Stock Option
          Plan), (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (C) an underwriter temporarily holding securities pursuant to an offering of such securities,
          (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company, or (E) any entity or individual acquiring securities or assets of the Company in connection with any bankruptcy proceeding. In addition, the Employee's employment (if in fact terminated) shall be deemed to have been terminated following a Change of Control by the Company Without
          Cause if the Employee's employment was terminated
          Without Cause within six months demonstrates that such termination, or the circumstance(s)or event(s) constituting such a termination, occurred (1) at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (2) otherwise in connection with, as a direct result of or in anticipation of a Change in Control."
     4. Section 7.5 of the Employment Agreement shall be amended by deleting the first sentence thereof and replacing it with a new first sentence to read as follows:
          "In the event of termination of employment hereunder, the Employee shall be under no obligation to seek alternative employment or other gainful occupation during the period from the termination of this Agreement through the later to occur of

(a) the CIC
          Anniversary Date, and (b) the Scheduled Termination Date (the "Unexpired Term") by way of mitigation of amounts payable to the Employee under this Article 7; provided however, that, except in the case of Employee's Termination Without Cause under Section 7.2(c), if the Employee provides, directly or indirectly (including through any personal service entity), any services (whether as employee, consultant, independent contractor or otherwise) to any person engaged in a business similar to the business of the company as then conducted (a "Third Party") during the Unexpired Term, all amounts paid or payable to the Employee by or on behalf of such Third Party in respect thereof (exclusive of any fringe benefits, profit sharing and deferred compensation arrangement customarily offered to senior management of the Third Party) ("Offset Amounts") shall reduce any amounts payable thereafter by the Company to the Employee under Sections 7.4(c), (d) and (e) hereof on a dollar-for-dollar basis."

     5.  Except as expressly modified herein, the Employment
Agreement shall remain in full force and effect in accordance with its terms and provisions as the same are set forth on the date hereof.

     Please indicate your acceptance of and agreement to the above modifications by dating and signing this modification agreement in the space provided below.

                         KASH N' KARRY FOOD STORES, INC.



                         By:/s/ Ronald Johnson
                            _______________________________
                         Name:  Ronald Johnson
                         Title: Chief Executive Officer


AGREED TO AND ACCEPTED:



/s/ BJ Mehaffey
_________________________
Mr. BJ Mehaffey
Senior Vice President-Operations

Date:  May 23, 1996